CERTIFICATE OF DESIGNATIONS
                                       OF
                                  EQUITEX, INC.
                              --------------------

           DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                     OF THE
                      SERIES E CONVERTIBLE PREFERRED STOCK
                             PURSUANT TO SECTION 151
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW
                              --------------------


         Equitex, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors of the Company on August 23, 1999:

         RESOLVED, that the Board of Directors, pursuant to the authority vested in it by the provisions of the Company's Certificate of Incorporation, hereby establishes a series of convertible preferred stock, consisting of 1,093 shares, which shall be designated as the "Series E Convertible Preferred Stock," and shall have the powers, preferences, rights, qualifications, limitations and restrictions as set forth in Attachment A attached hereto.

         IN WITNESS WHEREOF, the undersigned hereby acknowledges under penalty of perjury that the execution of this instrument is the Company's act and deed.

                                       EQUITEX, INC.


August 26, 1999                        By: /S/ HENRY FONG
                                           -----------------------------
                                           Henry Fong, President

                                  ATTACHMENT A
                                     TO THE
           DESIGNATION OF PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                                     OF THE
                      SERIES E CONVERTIBLE PREFERRED STOCK
                                       OF
                                  EQUITEX, INC.


         1. DESIGNATION AND AMOUNT. The distinctive designation of such series is "Series E Convertible Preferred Stock, $.01 par value" (the "Series E Preferred Stock") of Equitex, Inc., a Delaware corporation (the "Company"), the number of shares constituting this series shall be 1,000, and the aggregate stated value of such shares shall be $1,000 per share or $10,000,000.

         2. DIVIDEND RIGHTS. The holders of the Series E Preferred Stock shall not be entitled to dividends.

         3. LIQUIDATION PREFERENCE. The Series E Preferred Stock shall have no liquidation preferences with respect to any other class or series of the Company's common stock, $.02 par value per share (the "Common Stock") or preferred stock.

         4. VOTING RIGHTS. The holders of outstanding shares of Series E Preferred Stock shall not be entitled to vote on any matters submitted to the stockholders of the Company except as otherwise required by law, in which case every holder of Series E Preferred Stock shall be entitled to one vote for each such share.

         5. AUTOMATIC CONVERSION OF THE SERIES E PREFERRED STOCK. Upon approval by the Company's shareholders of an increase in the authorized number of shares of Common Stock from 7,500,000 shares to 50,000,000 shares, each outstanding share of Series E Preferred Stock shall automatically and without any further action on the part of the owner and holder thereof, convert, at the office of the Company or any transfer agent for the Series E Preferred Stock, into 1,000 shares of Common Stock.

         6. MECHANICS OF CONVERSION. Upon surrender of the certificates representing the Series E Preferred Stock being converted, the Company shall within three business days of receipt of the original certificates or certificates representing the shares of Series E Preferred Stock to be converted, issue and deliver or cause to be issued and delivered to such holder of Series E Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

         7. AUTOMATIC CONVERSION UPON MERGER/CONSOLIDATION/SALE OF ASSETS. Not-withstanding any other provisions found in this designation, if a consolidation or merger of the Company with or into another company or entity occurs and the Company is not the surviving entity, or if the Company sells substantially all of its assets not in the ordinary course of business, on the day immediately preceding such consolidation, merger or sale, each share of Series E Preferred Stock will immediately and automatically convert into 1,000 shares of Common Stock.

         8. FRACTIONAL SHARES. Any fractional shares resulting from a conversion shall be rounded to the next highest whole share of Common Stock.

         9. NOTICES. Any notice required by the provisions of this Certificate to be given to the holder of shares of the Series E Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company. All notices shall state the date of conversion or redemption, as the case may be.

         10. PAYMENT OF TAXES. The holder of the Series E Preferred Stock will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred Stock.